Exhibit 99.1

CAI International, Inc. Reports Results for the Fourth Quarter and Full Year of 2017

SAN FRANCISCO--(BUSINESS WIRE)--February 14, 2018--CAI International, Inc. (CAI) (NYSE: CAI), one of the world’s leading transportation finance and logistics companies, today reported results for the fourth quarter and full year of 2017.

Highlights

  Net income for the fourth quarter of 2017 was $36.6 million, or $1.81 per fully diluted share, compared to $0.6 million, or $0.03 per fully diluted share, in the fourth quarter of 2016.
  Net income for the fourth quarter of 2017 included a tax benefit of $16.9 million associated with the recently enacted Tax Cuts and Jobs Act (the Act), and a non-recurring, non-cash tax charge of $1.1 million. Excluding the net tax benefit of $15.8 million, adjusted net income for the fourth quarter of 2017 was $20.7 million, or $1.03 per fully diluted share1.
  Net income for the year ended December 31, 2017 was $72.1 million, or $3.68 per fully diluted share, compared to $6.0 million, or $0.31 per fully diluted share, in the year ended December 31, 2016.
  Lease-related revenue for the fourth quarter of 2017 was $74.6 million, an increase of 30% compared to the fourth quarter of 2016, and 8% compared to the third quarter of 2017.
  Lease-related revenue for the year ended December 31, 2017 was $267.8 million, an increase of 15% compared to the year ended December 31, 2016.
  Average utilization for our owned container fleet during the fourth quarter of 2017 was 99.0% (on a CEU basis) compared to 94.3% for the fourth quarter of 2016, and 98.2% for the third quarter of 2017. Current utilization is 99.2%.
  During the fourth quarter of 2017 we leased out 243 new railcars and have commitments to lease out a further 564 new cars in the first half of 2018.
  Average railcar utilization during the fourth quarter of 2017, excluding new railcars not yet leased, was 87.1% compared to 94.1% for the fourth quarter of 2016, and 89.3% for the third quarter of 2017.
  During the fourth quarter of 2017, CAI issued approximately 890,000 shares of its common stock through an at-the-market offering for net proceeds of $29.1 million, or $32.81 per average share issued.

Additional information on CAI's results, as well as the state of the industry, is available in a presentation posted today on the "Investors" section of CAI's website, www.capps.com.

Victor Garcia, President and Chief Executive Officer of CAI, commented, “We are very pleased with the exceptional performance of our company during the fourth quarter and the fundamentals of the business remain strong. Excluding the tax benefit from the recently enacted Tax Cuts and Jobs Act and the non-recurring, non-cash tax charge, we reported net income per fully diluted share of $20.7 million, or $1.03 per share. Our results were driven by the ongoing momentum in our container leasing business, which reported average utilization of 99% during the quarter. We benefited from continued investment during the quarter at lease rates that remained attractive, and also from gains on the sale of containers as we looked to maximize the sale price of our available idle equipment. For the full year we invested $569 million on equipment, of which $487 million was related to containers.

“Our rail segment continues to work through a difficult market environment. However, during the fourth quarter we experienced increased momentum in leasing our railcars. During the quarter we leased out 243 new railcars and have commitments to lease out a further 564 new cars in the first half of 2018. We continue to see increased inquiry for railcars across various equipment categories, although lease rates remain below our targeted levels due to continued aggressive pricing from competitors. We believe rail velocity amongst Class 1 railroads has decreased and that customers are looking for additional equipment due to economic growth in the United States and the slowing of rail velocity in the United States rail network. We are becoming more optimistic about the opportunities for our rail segment due to the expected increased economic growth in the United States in 2018. We also believe that our rail segment will benefit if there is increased level of manufacturing and distribution activity as a result of companies increasing their investment in the United States due to the regulatory and tax changes that have been enacted.

“Our logistics business continued to work through the integration of our intermodal and truck brokerage operation. The segment as a whole reported a loss for the quarter due to lost productivity as a result of the hurricane disruptions in the southeastern United States during the quarter and reduced activity with some of our truck brokerage customers. Nonetheless, our international NVOCC and freight forwarding business had growing profitability in the quarter and full year as compared to the same periods in 2016. We are proceeding with the integration of our domestic logistics operations and are seeing increased momentum as we gain new customers and increase volumes with existing customers. Trucking capacity remains very tight in the United States as a result of the implementation of electronic logging and the continued strength of the United States economy. We think that tightness in capacity will continue in 2018 and are focused on working with customers to meet their transportation needs. Beyond individual segment results, we continue to see opportunities to cross-market assets and customers between our container leasing, rail and logistics segments.”

Mr. Garcia, concluded, “We enjoyed record earnings in 2017 and expect 2018 to be a very strong demand year for containers as the world economy continues to expand and lessors continue to operate with high utilization. Offsetting the impact of strong demand in the coming year is the expectation of increased competition from container equipment lessors who are active in the market, lower expected gain on sale of equipment due to a lack of equipment availability and higher expected interest costs. We expect interest costs to increase due to ongoing equipment investment in 2018 and, more importantly, due to the expected higher floating and fixed interest rates in 2018.”

1 Refer to the “Reconciliation of GAAP Amounts to Non-GAAP Amounts” and “Use of Non-GAAP Financial Measures” set forth below.

CAI International, Inc.
Consolidated Balance Sheets
(In thousands, except share information)
(UNAUDITED)

	December 31,	December 31,
	2017	2016
Assets
Current assets
Cash	$14,735	$15,685
Cash held by variable interest entities	20,685	30,449
Accounts receivable, net of allowance for doubtful accounts of $1,440 and $1,340 at December 31, 2017 and 2016, respectively	70,598	63,745
Current portion of net investment in direct finance leases	30,063	19,959
Prepaid expenses and other current assets	4,258	5,315
Total current assets	140,339	135,153
Restricted cash	11,789	6,192
Rental equipment, net of accumulated depreciation of $505,546 and $421,153 at December 31, 2017 and 2016, respectively	2,004,961	1,807,010
Net investment in direct finance leases	246,450	80,582
Goodwill	15,794	15,794
Intangible assets, net of accumulated amortization of $3,407 and $2,681 at December 31, 2017 and 2016, respectively	7,723	9,691
Furniture, fixtures and equipment, net of accumulated depreciation of $3,201 and $2,833 at December 31, 2017 and 2016, respectively	338	550
Other non-current assets	3,008	962
Total assets	$2,430,402	$2,055,934

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$7,831	$13,804
Accrued expenses and other current liabilities	15,706	11,778
Due to container investors	4,119	7,077
Unearned revenue	7,811	10,613
Current portion of debt	132,049	95,527
Rental equipment payable	92,415	25,207
Total current liabilities	259,931	164,006
Debt	1,570,773	1,380,499
Deferred income tax liability	35,853	51,804
Other long term liabilities	-	2,121
Total liabilities	1,866,557	1,598,430

Stockholders' equity
Common stock: par value $.0001 per share; authorized 84,000,000 shares; issued and outstanding 20,390,622 and 19,057,217 shares at December 31, 2017 and 2016, respectively	2	2
Additional paid-in capital	172,325	141,058
Accumulated other comprehensive loss	(6,122)	(8,132)
Retained earnings	397,640	324,576
Total stockholders' equity	563,845	457,504
Total liabilities and stockholders' equity	$2,430,402	$2,055,934

CAI International, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue
Container lease revenue	$65,581	$49,453	$235,365	$202,328
Rail lease revenue	9,017	8,028	32,476	30,490
Logistics revenue	19,436	19,793	80,552	61,536
Total revenue	94,034	77,274	348,393	294,354

Operating expenses
Depreciation of rental equipment	28,138	27,476	110,952	104,877
Storage, handling and other expenses	4,267	8,686	20,918	35,862
Logistics transportation costs	16,547	16,853	68,155	51,980
(Gain) loss on sale of used rental equipment	(2,808)	4,721	(5,347)	12,671
Administrative expenses	11,487	6,928	42,699	35,678
Total operating expenses	57,631	64,664	237,377	241,068

Operating income	36,403	12,610	111,016	53,286

Other expenses
Net interest expense	15,136	11,219	53,052	42,754
Other expense	114	247	765	654
Total other expenses	15,250	11,466	53,817	43,408

Income before income taxes and non-controlling interest	21,153	1,144	57,199	9,878
Income tax (benefit) expense	(15,410)	524	(14,861)	3,844

Net income	36,563	620	72,060	6,034
Net income attributable to non-controlling interest	-	-	-	37
Net income attributable to CAI
common stockholders	$36,563	$620	$72,060	$5,997

Net income per share attributable to
CAI common stockholders
Basic	$1.86	$0.03	$3.74	$0.31
Diluted	$1.81	$0.03	$3.68	$0.31

Weighted average shares outstanding
Basic	19,682	18,992	19,253	19,318
Diluted	20,154	19,081	19,607	19,393

CAI International, Inc.
Consolidated Statements of Cash Flows
(In thousands, except per share data)
(UNAUDITED)

	Year Ended
	December 31,
	2017	2016
Cash flows from operating activities
Net income	$72,060	$6,034
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	111,294	105,236
Amortization of debt issuance costs	3,306	2,975
Amortization of intangible assets	1,969	1,443
Stock-based compensation expense	2,087	1,732
Reduction in contingent consideration	(2,211)	(3,789)
Unrealized loss on foreign exchange	106	276
(Gain) loss on sale of used rental equipment	(5,347)	12,671
Loss on disposal of subsidiary	-	146
Deferred income taxes	(14,947)	1,138
Excess tax benefit from share-based compensation awards	(1,858)	-
Bad debt expense	402	3,151
Changes in other operating assets and liabilities:
Accounts receivable	(8,922)	(1,799)
Prepaid expenses and other assets	735	(2,691)
Accounts payable, accrued expenses and other current liabilities	(348)	3,572
Due to container investors	(2,958)	1,276
Unearned revenue	(1,296)	(2,115)
Net cash provided by operating activities	154,072	129,256
Cash flows from investing activities
Purchase of rental equipment	(502,050)	(251,165)
Acquisitions, net of cash acquired	-	(15,599)
Net proceeds from sale of used rental equipment	66,364	66,073
Disposal of subsidiary, net of cash disposed of	-	(460)
Purchase of furniture, fixtures and equipment	(126)	(82)
Receipt of principal payments from direct finance leases	24,061	19,633
Net cash used in investing activities	(411,751)	(181,600)
Cash flows from financing activities
Proceeds from debt	754,340	552,540
Principal payments on debt	(527,850)	(496,270)
Debt issuance costs	(3,441)	(1,515)
(Increase) decrease in restricted cash	(5,597)	1,020
Proceeds from issuance of stock	29,148	-
Repurchase of stock	-	(9,176)
Exercise of stock options	145	-
Net cash provided by financing activities	246,745	46,599
Effect on cash of foreign currency translation	220	(674)
Net decrease in cash	(10,714)	(6,419)
Cash at beginning of the period	46,134	52,553
Cash at end of the period	$35,420	$46,134

CAI International, Inc.
Fleet Data
(UNAUDITED)

			As of December 31,
			2017	2016

Owned container fleet in TEUs			1,146,268	921,694
Managed container fleet in TEUs			80,736	162,582
Total container fleet in TEUs			1,227,004	1,084,276

Owned container fleet in CEUs			1,209,209	1,014,078
Managed container fleet in CEUs			73,530	146,258
Total container fleet in CEUs			1,282,739	1,160,336

Owned railcar fleet in units			7,172	6,459

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Average Utilization
Container fleet utilization in CEUs	98.9%	93.8%	97.4%	92.8%
Owned container fleet utilization in CEUs	99.0%	94.3%	97.6%	93.5%
Railcar fleet utilization in units - excluding new units not yet leased	87.1%	94.1%	90.0%	93.9%
Railcar fleet utilization in units - including new units not yet leased	73.8%	86.0%	78.3%	88.7%

			As of December 31,
			2017	2016
Period Ending Utilization
Container fleet utilization in CEUs			99.2%	94.9%
Owned container fleet utilization in CEUs			99.2%	95.2%
Railcar fleet utilization in units - excluding new units not yet leased			87.9%	93.1%
Railcar fleet utilization in units - including new units not yet leased			73.4%	82.9%

Utilization of containers is computed by dividing the total units on lease in CEUs (cost equivalent units), by the total units in our fleet in CEUs.
The total container fleet excludes new units not yet leased and off-hire units designated for sale.
Utilization of railcars is computed by dividing the total number of railcars on lease by the total number of railcars in our fleet.
The impact on utilization of including new units not yet leased in the total railcar fleet has been included in the table above.

CEU is a ratio used to convert the actual number of containers in our fleet to a figure based on the relative purchase prices of our various equipment types to that of a standard 20 foot dry van container. For example, the CEU ratio for a standard 40 foot dry van container is 1.6, and a 40 foot high cube container is 1.7.

CAI International, Inc.
Reconciliation of GAAP Amounts to Non-GAAP Amounts
(In thousands, except per share data)
(UNAUDITED)

	Three Months Ended
	December 31,
	2017	2016

Net income	$36,563	$620
Non-recurring tax benefit	(16,944)	-
Non-recurring tax charge	1,103	-
Adjusted net income	$20,722	$620

Diluted net income per share	$1.81	$0.03

Diluted adjusted net income per share	$1.03	$0.03

Weighted average number of common shares used to calculate (in thousands)
Diluted net income per share and diluted adjusted net income per share	20,154	19,081

Conference Call

A conference call to discuss the financial results for the fourth quarter of 2017 will be held on Wednesday, February 14, 2018 at 5:00 p.m. ET. The dial-in number for the teleconference is 1-888-398-8098; outside of the U.S., call 1-707-287-9363. The call may be accessed live over the internet (listen only) under the “Investors” section of CAI’s website, www.capps.com, by selecting “Q4 2017 Earnings Conference Call.” A webcast replay will be available for 30 days on the “Investors” section of our website.

Earnings Presentation

A presentation summarizing our fourth quarter and full year 2017 results is available on the “Investors” section of our website, www.capps.com.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, and includes net income and earnings per share adjusted to reflect the impact of a non-recurring tax benefit and a non-recurring tax charge. These measures are not in accordance with, or an alternative for, generally accepted accounting principles, or GAAP, and may be different from non-GAAP financial measures used by other companies. We believe the presentation of non-GAAP financial measures provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of our ongoing operating performance. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. To the extent this release contains historical non-GAAP financial measures, we have also provided a reconciliation to the corresponding GAAP financial measures for comparative purposes.

About CAI International, Inc.

CAI is one of the world’s leading transportation finance and logistics companies. As of December 31, 2017, CAI operated a worldwide fleet of approximately 1.3 million CEUs of containers, and owned a fleet of 7,172 railcars that it leases within North America. CAI operates through 23 offices located in 14 countries including the United States.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of CAI, including but not limited to, the statements regarding management's business outlook on the container leasing business, management's outlook for growth of CAI’s railcar leasing investments and the outlook of our logistics business. These statements and others herein are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and involve risks and uncertainties that could cause actual results of operations and other performance measures to differ materially from current expectations including, but not limited to, utilization rates, expected economic conditions, expected growth of international trade, availability of credit on commercially favorable terms or at all, customer demand, container investment levels, container prices, lease rates, increased competition, volatility in exchange rates, growth in world trade and world container trade, the ability of CAI to convert letters of intent with its customers to binding contracts, potential to sell CAI’s securities to the public and others.

CAI refers you to the documents that it has filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. These documents contain additional important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this press release. Furthermore, CAI is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements contained in this press release whether as a result of new information, future events or otherwise, unless required by law.

CONTACT:
CAI International, Inc.
Tim Page, 415-788-0100
Chief Financial Officer
tpage@capps.com